As filed with the Securities and Exchange Commission on February 3, 1999.

                                                      Registration No. 333-
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                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549
               ---------------------------------------------

                                  Form S-8
                           REGISTRATION STATEMENT
                                   Under
                         THE SECURITIES ACT OF 1933
               ---------------------------------------------


                            ARCH CHEMICALS, INC.
           (Exact name of registrant as specified in its charter)

              Virginia                                 06-1526315
    (State or other jurisdiction        (I.R.S. Employer Identification No.)
of incorporation or organization)
                               501 Merritt 7
                         Norwalk, Connecticut 06851
                  (Address of Principal Executive Offices)

               ---------------------------------------------

             Arch Chemicals, Inc. 1999 Long Term Incentive Plan
      Arch Chemicals, Inc. 1999 Stock Plan for Non-employee Directors
                Arch Chemicals, Inc. Employee Deferral Plan
 1980 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries 1988 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries 1996 Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries
                         (Full titles of the plans)
               ---------------------------------------------

                             J. M. Jackson, Jr.
                                 Secretary
                            Arch Chemicals, Inc.
                               501 Merritt 7
                         Norwalk, Connecticut 06851
                                203-750-3126
         (Name, address and telephone number, including area code,
                           of agent for service)


                      CALCULATION OF REGISTRATION FEE

    Title of                          Amount              Proposed maximum        Proposed maximum
   securities                         to be              offering price per       aggregate offering           Amount of
to be registered                    registered                share                     price              registration fee

Common Stock,
par value $1.00 per share            3,450,000 [1][2]      $14.03125 [3]            $48,407,813 [3]          $13,458

Series A Participating Cumulative
Preferred Stock Purchase Rights           [4][2]                [4]                      [4]                    [4]

Deferred Compensation                $1,500,000                100%                  $1,500,000                $417
Obligations [5]


[1] Includes 2,123,000 shares registered under the Arch Chemicals, Inc.
1999 Long Term Incentive Plan, 150,000 shares registered under the Arch
Chemicals, Inc. 1999 Stock Plan for Non-employee Directors, 25,000 shares registered under the Arch Chemicals, Inc. Employee Deferral Plan, and
1,152,000 shares registered under the following plans: 1980 Stock Option
Plan for Key Employees of Olin Corporation and Subsidiaries, 1988 Stock
Option Plan for Key Employees of Olin Corporation and Subsidiaries and 1996
Stock Option Plan for Key Employees of Olin Corporation and Subsidiaries.

[2] Amount to be registered will include an indeterminate additional number of shares which may be issuable pursuant to the antidilution provisions of the various plans described herein.

[3] Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) and (c) under the Securities Act of 1933, as amended, and based on the average of the high and low prices of Arch
Chemicals, Inc.'s Common Stock reported on the New York Stock Exchange consolidated reporting system on January 29, 1999.

[4] The Rights are appurtenant to and trade with the Common Stock. The value attributable to the Rights, if any, is reflected in the book value of the Common Stock and the registration fee for the Rights is included in the fee for the Common Stock.

[5] Obligations existing under the Arch Chemicals, Inc. Employee Deferral
Plan.


                                   Part I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

Item 1.  Plan Information.

Not required to be filed with the Securities and Exchange Commission (the "Commission").

Item 2.  Registrant Information and Employee Plan Annual Information.

Not required to be filed with the Commission.


                                  Part II

             INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference.

The following documents are incorporated by reference herein and shall be deemed a part hereof:

          (a) The Registration Statement on Form 10 of Arch Chemicals, Inc. (the "Company"), as amended, filed with the Commission, which became effective under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), on January 22, 1999, and which contains a description of the Common Stock, par value $1.00 per share, of the Company (the "Common Stock"), and the Series A Participating Cumulative Preferred Stock Purchase Rights of the Company (the "Rights"); and

          (b) All other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the fiscal year ended December 31, 1998.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, after the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

Not applicable.

Item 5.  Interests of Named Experts and Counsel.

Not applicable.


Item 6.  Indemnification of Directors and Officers.

The Virginia Stock Corporation Act permits, and the Company's By-laws require, indemnification of the Company's directors, officers and employees in a variety of circumstances. Under Section 13.1-697 of the Virginia
Stock Corporation Act, a Virginia corporation generally is authorized to indemnify its directors, officers and employees in civil or criminal actions if such persons acted in good faith and believed their conduct to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe that their conduct was unlawful. Under Section 13.1-704 of the Virginia Stock Corporation Act, a Virginia corporation is permitted to grant the same indemnity to such persons unless they engaged in willful misconduct or a knowing violation of the criminal law. The Company's By-laws require indemnification of directors, officers and employees with respect to certain liabilities, expenses and other amounts imposed upon such persons by reason of having been directors, officers or employees unless they engaged in willful misconduct or a knowing violation of the criminal law. Section 13.1-692.1 of the Virginia Stock Corporation Act permits a Virginia corporation to limit or totally eliminate the liability of a director or officer in a shareholder or derivative proceeding, and the Company's By-laws contain a provision intended to eliminate such liability.

Directors and officers of the Company are insured, subject to certain exclusions and limits and to the extent not otherwise indemnified by the Company, against loss (including expenses incurred in the defense of actions, suits and proceedings in connection therewith) arising from any error, misstatement, misleading statement, omission or other act made or performed in their capacity as directors and officers. The policies also reimburse the Company for liability incurred in the indemnification of its directors and officers under common or statutory laws or the Company's By-laws, subject to the terms, conditions and exclusions of such policies. In addition, directors, officers and other employees of the Company who may be "fiduciaries" as that term is used in the Employee Retirement Income Security Act of 1974 are insured with respect to liabilities under such Act.

Item 7.  Exemption from Registration Claimed.

Not applicable.

Item 8.  Exhibits.

Exhibit Number                         Description

4(a)                Amended and Restated Articles of Incorporation.
                    Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(b)                Amended By-laws. Incorporated by reference to Exhibit
                    3.2 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(c) Specimen Common Share certificate. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(d) Rights Agreement dated January 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit
                    4.4 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(e) Form of Rights certificate. Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

5                   Opinion of Hunton & Williams.

23(a)               Consent of KPMG LLP.

23(b)               Consent of Hunton & Williams (included in Exhibit 5).

24 Powers of Attorney (included on the signature pages hereof).


Item 9.  Undertakings.

The undersigned registrant hereby undertakes:

     (a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (b) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to
Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                 SIGNATURES


Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the town of Norwalk, State of Connecticut, on the third day of February, 1999.



                                   ARCH CHEMICALS, INC.

                                   By /s/ J. M. Jackson, Jr.
                                     ------------------------
                                          J. M. Jackson, Jr.
                                          Secretary


                             POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of the persons whose signature appears below hereby constitutes and appoints J. P. Lacerenza, S.
A. O'Connor and L. S. Massimo his or her true and lawful attorneys-in-fact and agents, with full power of substitution, and each with power to act alone, to sign and execute on behalf of the undersigned any and all amendments or supplements to this Registration Statement, and to perform any acts necessary to be done in order to file any and all such amendments and supplements with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and each of the undersigned does hereby ratify and confirm all that said attorneys-in-fact and agents, or their substitutes, shall do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.



Signature                          Title                           Date

/s/ Johnnie M. Jackson, Jr.
----------------------------
Johnnie M. Jackson, Jr.       President, Secretary and Director   2/3/99
                              (Principal Executive Officer)

/s/ Louis S. Massimo
----------------------------
Louis S. Massimo              Vice President and Chief            2/3/99
                              Financial Officer
                              (Principal Financial Officer)

/s/ Steven Giuliano
----------------------------
Steven Giuliano               Controller                          2/3/99
                              (Principal Accounting Officer)

/s/ Peter C. Kosche
----------------------------
Peter C. Kosche               Director                            2/3/99

                               EXHIBIT INDEX

Exhibit Number                           Description

4(a)                Amended and Restated Articles of Incorporation.
                    Incorporated by reference to Exhibit 3.1 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(b)                Amended By-laws. Incorporated by reference to Exhibit
                    3.2 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(c) Specimen Common Share certificate. Incorporated by reference to Exhibit 4.1 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(d) Rights Agreement dated January 29, 1999, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent. Incorporated by reference to Exhibit
                    4.4 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

4(e) Form of Rights certificate. Incorporated by reference to Exhibit 4.5 to the Company's Registration Statement on Form 10 (SEC File No. 1-14601).

5                   Opinion of Hunton & Williams.

23(a)               Consent of KPMG LLP.

23(b)               Consent of Hunton & Williams (included in Exhibit 5).

24 Powers of Attorney (included on the signature pages hereof).